UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                January 26, 1999


                                 USX Corporation
--------------------------------------------------------------------------------
                                      ----
             (Exact name of registrant as specified in its charter)


           Delaware             1-5153            25-0996816
       ---------------       ------------    -------------------
       (State or other       (Commission        (IRS Employer
       jurisdiction of       File Number)    Identification No.)
        incorporation)

600 Grant Street, Pittsburgh, PA                  15219-4776
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(Address of principal executive offices)          (Zip Code)

                                 (412) 433-1121
                         ------------------------------

                         (Registrant's telephone number,
                              including area code)

Item 5.  Other Events

On January 26, 1999, USX-Marathon Group announced its 1999 capital, investment and exploration budget of $1.522 billion. A copy of the press release announcing this budget is attached.

The Company is filing revised calculations of the computation of ratio of earnings to combined fixed charges and preferred stock dividends and the computation of the ratio of earnings to fixed charges for each of the year-to-date periods ended March 31, June 30, and September 30, 1998.
The revised calculations reflect the inclusion of earnings attributable to the minority shareholder of Marathon Ashland
Petroleum LLC. The attached calculations supersede those previously made by the Company.

Item 7.  Financial Statements and Exhibits

   (c)  Exhibits

       99.1.   USX-Marathon Group 1999 Capital, Investment and
               Exploration Budget Press Release.

       Exhibit 12.1

           Exhibit 12.1.1 First Quarter 1998 - USX Corporation computation of ratio of earnings to combined fixed charges and preferred stock dividends

           Exhibit 12.1.2 Second Quarter 1998 - USX Corporation computation of ratio of earnings to combined fixed charges and preferred stock dividends

           Exhibit 12.1.3 Third Quarter 1998 - USX Corporation computation of ratio of earnings to combined fixed charges and preferred stock dividends

        Exhibit 12.2

           Exhibit 12.2.1 First Quarter 1998 - USX Corporation computation of ratio of earnings to fixed charges

           Exhibit 12.2.2 Second Quarter 1998 - USX Corporation computation of ratio of earnings to fixed charges

           Exhibit 12.2.3 Third Quarter 1998 - USX Corporation computation of ratio of earnings to fixed charges

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USX CORPORATION


By   /s/ Edward F. Guna
     -----------------------
     Edward F. Guna
     Vice President and Treasurer



Dated:  January 27, 1999